HealthEquity Delivers Record Q4 and Standout Fiscal 2026 Sales Metrics
Announces earnings date and upcoming investor conferences
DRAPER, Utah – Feb. 17, 2026 – HealthEquity, Inc. (NASDAQ: HQY) (“HealthEquity” or the “Company”), the nation's largest health savings account (“HSA”) custodian by number of accounts and leading provider of complementary consumer-directed benefits (“CDBs”), today announced its HSAs, HSA Assets, and Total Accounts as of its fiscal year ended January 31, 2026. The Company also reaffirmed its guidance for fiscal 2026 and 2027, provided an updated HSA cash repricing schedule, and announced upcoming events and presentations.
The total number of HSAs as of January 31, 2026 was 10.6 million, an increase of 7% from 9.9 million as of January 31, 2025. The Company closed fiscal year 2026 with 17.8 million Total Accounts, an increase of 4% from 17.0 million as of January 31, 2025. HSA Assets grew to $36.5 billion as of January 31, 2026, an increase of 14% from $32.1 billion a year earlier. Fourth-quarter new HSAs from sales rose 17% year over year. HSA investments increased 26% year over year to $18.5 billion.
“HealthEquity delivered a standout fiscal 2026 sales year, driven by a record fourth quarter and our strongest year yet for HSA additions—adding more than one million new HSA accounts from sales,” said Scott Cutler, President and CEO of HealthEquity.
“Against softer U.S. job growth, we generated record new HSA sales as employers turned to HSAs to address rising healthcare costs. Open-enrollment execution drove increased utilization of HSA-eligible plans with enterprise clients, higher retail enrollment supported by product enhancements, and early momentum among newly eligible American families.”
“We maintained high client retention and are entering the new fiscal year with a growing enterprise pipeline. As healthcare affordability pressures persist nationally, we are advocating for regulatory changes so more Americans can take greater control over how they pay for healthcare.”
Dr. Steve Neeleman, Founder and Vice Chair, added, “We’re encouraged by bipartisan efforts to broaden access to HSAs and expand categories of HSA-eligible expenses. HSAs put families in control of their healthcare dollars and help Americans make more informed healthcare decisions.”
Total Accounts (unaudited)

(in thousands, except percentages)	January 31, 2026	January 31, 2025	% Change
HSAs	10,570	9,889	7%
New HSAs from sales - Quarter-to-date	553	471	17%
New HSAs from sales - Year-to-date	1,040	1,040	0%
New HSAs from acquisitions - Year-to-date	—	616	*
HSAs with investments	832	753	10%
CDBs	7,221	7,144	1%
Total Accounts	17,791	17,033	4%
Average Total Accounts - Quarter-to-date	17,462	16,677	5%
Average Total Accounts - Year-to-date	17,220	16,302	6%
*Not meaningful
HSA Assets (unaudited)

(in millions, except percentages)	January 31, 2026	January 31, 2025	% Change
HSA cash	$17,982	$17,435	3%
HSA investments	18,482	14,676	26%
Total HSA Assets	36,464	32,111	14%
Average daily HSA cash - Quarter-to-date	17,090	16,634	3%
Average daily HSA cash - Year-to-date	17,082	16,206	5%

HSA cash maturity schedule (unaudited)
The following table summarizes the amount of HSA cash expected to reprice by fiscal year and the respective average annualized yield as of January 31, 2026:

Year ending January 31, (in billions, except percentages)	HSA cash expected to reprice	Average annualized yield
2027	$4.5	1.9%
2028	2.3	4.0%
2029	1.7	3.6%
2030	2.4	4.4%
Thereafter	6.4	4.2%
Total (1)	$17.3	3.6%
(1)Excludes $0.7 billion of HSA cash held in floating-rate contracts as of January 31, 2026.
Business outlook
HealthEquity reaffirmed its previously provided outlook for the fiscal year that ended January 31, 2026, and the fiscal year ending January 31, 2027.
The Company expects fiscal 2026 results to be near the top end of previously provided ranges. Based on the strong sales results reported today, the Company intends to provide updated full guidance for fiscal 2027 when it reports fiscal 2026 year-end results in March.
Please see the Company’s press releases dated December 3, 2025, and January 12, 2026, for details regarding previously issued outlooks.
Upcoming events and presentations
The Company set the date for reporting its fourth quarter and fiscal year 2026 results.
HealthEquity Fourth Quarter and Fiscal Year End 2026 Results Conference Call
Date:        March 17, 2026
Time:        4:30 p.m. Eastern Time / 2:30 p.m. Mountain Time
Dial-In:        1-833-630-1956 (US and Canada) 1-412-317-1837 (International)
Conference ID:    HealthEquity
Webcast:    ir.healthequity.com
The Company also announced that its management team plans to present and meet with investors at the following upcoming conferences:
Raymond James 47th Annual Institutional Investors Conference
Location:    JW Marriott Orlando Great Lakes
Date:        March 4, 2026
Time:        9:50 a.m. Eastern Time
Webcast:    None
Mizuho Healthcare Technology Conference
Location:    Virtual
Date:        March 5, 2026
Time:        One-on-one meetings only
Webcast:    None
About HealthEquity
HealthEquity and its subsidiaries provide HSAs and other consumer-directed benefits for more than 17 million accounts in partnership with employers, benefits advisors, and health and retirement plan providers who share our mission to save and improve lives by empowering healthcare consumers. For more information, visit www.healthequity.com.
Forward-looking statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our New HSAs from Sales, HSA Assets, Total Accounts, industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, acquisition synergies, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “aims,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:
•our ability to adequately place and safeguard our custodial assets, or the failure of any of our depository or insurance company partners;
•our ability to compete effectively in a rapidly evolving healthcare and benefits administration industry;
•our dependence on the continued availability and benefits of tax-advantaged HSAs and other CDBs;
•the impact of fraudulent account activity involving our member accounts or our third-party service providers on our reputation and financial results;
•our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;
•the significant competition we face and may face in the future, including from those with greater resources than us;
•our reliance on the availability and performance of our technology and communications systems;
•potential future cybersecurity breaches of our technology and communications systems and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;
•the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;
•our ability to comply with current and future privacy, healthcare, tax, ERISA, investment adviser and other laws applicable to our business;
•our reliance on partners and third-party vendors for distribution and important services;
•our ability to develop and implement updated features for our technology platforms and communications systems; and
•our reliance on our management team and key team members.
For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended January 31, 2025, and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations Contact
Richard Putnam
801-727-1000
rputnam@healthequity.com

Certain terms

Term	Definition
HSA	A financial account through which consumers spend and save long-term for healthcare on a tax-advantaged basis.
CDB	Consumer-directed benefits offered by employers, including flexible spending and health reimbursement arrangements (“FSAs” and “HRAs”), Consolidated Omnibus Budget Reconciliation Act (“COBRA”) administration, commuter and other benefits.
HSA member	Consumers with HSAs that we serve.
Total HSA Assets
HSA members’ custodial cash assets held by our federally insured depository partners and our insurance company partners. Total HSA Assets also includes HSA members' investments in mutual funds through our custodial investment fund partner.

Total Accounts	The sum of HSAs and CDBs on our platforms.